Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

Cutera, Inc.

Ron Santilli

Chief Financial Officer

415-657-5500

Investor Relations

John Mills

Integrated Corporate Relations, Inc.

310-954-1100

john.mills@icrinc.com

Cutera® Reports Fourth Quarter and Full-Year 2008 Results

BRISBANE, Calif., February 9, 2009 — Cutera, Inc. (NASDAQ: CUTR), a leading provider of laser and other light-based aesthetic systems for practitioners worldwide, today reported financial results for the fourth quarter and year ended December 31, 2008.

Fourth quarter 2008 revenue was $17.9 million, compared to $26.5 million in the same period last year. Full-year 2008 revenue was $83.4 million, compared to 2007 revenue of $101.7 million. Net loss for the fourth quarter of 2008 was $235,000, or $0.02 per diluted share. These fourth quarter results include a non-cash impairment charge, net of tax, of $1.2 million, or $0.09 per diluted share, associated with the company’s investment in auction rate securities. Net loss for full-year 2008 was $2.9 million, or $0.22 per diluted share. These full-year results include a similar impairment charge, net of tax, of $3.6 million, or $0.28 per diluted share. As of December 31, 2008, the company had $106.8 million in cash, marketable securities and long term investments - with no debt.

Kevin Connors, President and CEO of Cutera, stated, “2008 was a challenging year for our industry, as the global recession continued to affect customer purchasing decisions. Even though our revenue volume was impacted by this economic downturn, our decisive actions in managing expenses enabled us to generate a fourth quarter- and full-year profit after adjusting for non-cash impairment charges, net of tax, associated with our investments in auction rate securities. In January, we reduced the size of our workforce by approximately 10% in an effort to improve profitability and cash generation. We will continue to manage our expenses during these uncertain economic times to keep them in line with revenue levels.”

He continued, “International revenue for the fourth quarter of 2008 was down 5% when compared to the year-ago quarter, but when measuring full-year 2008 to 2007, our international revenue grew 11%. We believe that our investments in our international infrastructure have positioned us well for international growth in 2009 and beyond.”

“U.S. revenue for the fourth quarter of 2008 was down 52%, compared to the fourth quarter of 2007, and down 35% in 2008, compared to 2007. We feel that the continuing recession is causing our prospective customers to delay their purchase decisions. We also believe that those prospects who do not have established medical practices are finding it more difficult to obtain credit financing. In response to the current market conditions, we have been increasing our focus on the core market of dermatologists and plastic surgeons and other established medical offices through marketing efforts and product introductions.”

Mr. Connors concluded, “While the near-term prospects for our industry are difficult to predict due to economic uncertainty, we believe that our worldwide distribution network, solid cash position, strong portfolio of products, and various research and development projects underway offer continuing, long-term opportunities for our company.”

Conference Call:

The conference call to discuss these results is scheduled to begin at 2:00 p.m. PT (5:00 p.m. ET) on February 9, 2009. The call will be broadcast live over the Internet hosted at the Investor Relations section of Cutera’s website at www.cutera.com, and will be archived online within one hour of its completion and continue through 8:59 p.m. PT (11:59 p.m. ET) on February 23, 2009. In addition, you may call 1-800-762-8779 to listen to the live broadcast. Participating in the call will be Kevin Connors, President and Chief Executive Officer, and Ron Santilli, Chief Financial Officer.

About Cutera, Inc.

Brisbane, California-based Cutera is a leading provider of laser and other light-based aesthetic systems for practitioners worldwide. Since 1998, Cutera has been developing innovative, easy-to-use products that enable physicians and other qualified practitioners to offer safe and effective aesthetic treatments to their patients. For more information, call 1-888-4CUTERA or visit www.cutera.com.

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning Cutera’s ability to grow its business, increase revenue, manage expenses, generate additional cash, maintain profitability, develop and commercialize existing and new products and applications, and improve the performance of its worldwide sales and distribution network and statements regarding long-term prospects are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties, which may cause Cutera’s actual results to differ materially from the statements contained herein. Potential risks and uncertainties that could affect Cutera’s business and cause its financial results to differ materially from those contained in the forward-looking statements include the global economic crisis, which may reduce consumer demand for its products, cause potential customers to delay their purchase decisions and make it more difficult for some potential customers to obtain credit financing; its ability to increase revenue, manage expenses and improve sales productivity and performance worldwide; its ability to successfully develop and acquire new products and applications and market them to both its installed based and new customers; the length of the sales cycle process; unforeseen events and circumstances relating to its operations; government regulatory actions; and those other factors described in the section entitled, “Risk Factors,” in its most recent Form 10-Q as filed with the Securities and Exchange Commission on November 3, 2008. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Cutera undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events. Cutera’s fourth quarter and year ended December 31, 2008 financial performance, as discussed in this release, is preliminary and unaudited, and subject to adjustment.

CUTERA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	December 31, 2008	December 31, 2007
Assets
Current assets:
Cash and cash equivalents	$36,540	$11,054
Marketable investments	60,653	88,510
Accounts receivable, net	5,792	10,692
Inventories	9,927	7,533
Deferred tax asset	4,257	8,058
Other current assets	1,832	1,955

Total current assets	119,001	127,802
Property and equipment, net	1,357	1,361
Long term investments	9,627	7,429
Intangibles, net	1,025	1,227
Deferred tax asset, net of current portion	6,527	834

Total assets	$137,537	$138,653

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,690	$2,350
Accrued liabilities	8,563	13,587
Deferred revenue	6,758	4,971

Total current liabilities	17,011	20,908
Deferred rent	1,713	1,639
Deferred revenue, net of current portion	4,907	5,593
Income tax liability	1,452	1,160

Total liabilities	25,083	29,300

Stockholders’ equity:
Common stock	13	13
Additional paid-in capital	80,664	74,871
Retained earnings	31,410	34,279
Accumulated other comprehensive income	367	190

Total stockholders’ equity	112,454	109,353

Total liabilities and stockholders’ equity	$137,537	$138,653

CUTERA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Net revenue	$17,897	$26,453	$83,379	$101,726
Cost of revenue	7,045	9,704	32,358	35,002

Gross profit	10,852	16,749	51,021	66,724

Operating expenses:
Sales and marketing	6,568	9,438	35,354	38,277
Research and development	1,933	1,735	7,550	7,169
General and administrative	2,723	2,725	11,270	11,721

Total operating expenses	11,224	13,898	54,174	57,167

Income (loss) from operations	(372)	2,851	(3,153)	9,557
Interest and other income, net	555	1,001	3,046	4,207
Other-than-temporary impairments on long term investments	(1,182)	—	(3,554)	—

Income (loss) before income taxes	(999)	3,852	(3,661)	13,764
Provision (benefit) for income taxes	(764)	229	(792)	3,260

Net income (loss)	$(235)	$3,623	$(2,869)	$10,504

Net income (loss) per share:
Basic	$(0.02)	$0.28	$(0.22)	$0.80

Diluted	$(0.02)	$0.27	$(0.22)	$0.74

Weighted-average number of shares used in per share calculations:
Basic	12,797	12,714	12,770	13,153

Diluted	12,797	13,561	12,770	14,228

CUTERA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Cash flows from operating activities:
Net income (loss)	$(235)	$3,623	$(2,869)	$10,504
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation	1,237	1,322	5,220	5,627
Tax benefit relating to employee stock options	66	1,787	115	4,195
Excess tax benefit related to stock-based compensation expense	(390)	(1,789)	(390)	(3,652)
Depreciation and amortization	233	232	904	913
Other-than-temporary impairments on long term investments	1,182	—	3,554	—
Change in deferred tax asset/liability	(2,032)	(2,929)	(1,892)	(2,662)
Other	378	53	467	248
Changes in assets and liabilities:
Accounts receivable	791	819	4,848	(1,066)
Inventories	(1,644)	(1,060)	(2,803)	(2,592)
Other current assets	1,067	1,108	1,287	747
Accounts payable	(430)	611	(660)	138
Accrued liabilities	(1,467)	(526)	(5,024)	367
Deferred rent	18	53	74	215
Deferred revenue	(505)	1,274	1,101	3,792
Income tax liability	(145)	456	62	116

Net cash provided by (used in) operating activities	(1,876)	5,034	3,994	16,890

Cash flows from investing activities:
Acquisition of property and equipment	(165)	(119)	(703)	(1,000)
Proceeds from sales of marketable investments	5,135	20,460	55,104	69,103
Proceeds from maturities of marketable investments	11,915	4,950	30,065	31,508
Purchase of marketable and long term investments	(5,737)	(33,057)	(63,822)	(100,017)
Other	—	(6)	—	(20)

Net cash provided by (used in) investing activities	11,148	(7,772)	20,644	(426)

Cash flows from financing activities:
Proceeds from exercise of stock options and employee stock purchase plan	195	627	458	4,138
Repurchase of common stock	—	—	—	(25,000)
Excess tax benefit related to stock-based compensation expense	390	1,789	390	3,652

Net cash provided by (used in) financing activities	585	2,416	848	(17,210)

Net increase (decrease) in cash and cash equivalents	9,857	(322)	25,486	(746)
Cash and cash equivalents at beginning of period	26,683	11,376	11,054	11,800

Cash and cash equivalents at end of period	$36,540	$11,054	$36,540	$11,054

CUTERA, INC.

CONSOLIDATED REVENUE HIGHLIGHTS

(in thousands, except percentage data)

(unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2008	2007	Change	2008	2007	Change
Revenue By Geography:
United States	$7,417	$15,368	-52%	$41,683	$64,084	-35%
International	10,480	11,085	-5%	41,696	37,642	+11%

	$17,897	$26,453	-32%	$83,379	$101,726	-18%

Revenue By Product Category:
Products	$11,388	$18,858	-40%	$57,998	$74,502	-22%
Product upgrades	2,028	3,503	-42%	8,361	13,342	-37%
Service	3,047	2,820	+8%	11,358	9,128	+24%
Titan refills	1,434	1,272	+13%	5,662	4,754	+19%

	$17,897	$26,453	-32%	$83,379	$101,726	-18%